Exhibit 99.2

Q3 2021

Letter to

Shareholders

	Q3 2021	Q3 2020	Q3 2019
Revenue • Q3 2021 performance demonstrates continued relative U.S. strength as well as a broadening recovery	$303M 101% Y/Y (29)% Y/2Y	$151M	$428M
Net Income / (Loss) • Q3 2021 Net Income (Loss) improved primarily due to revenue improvement	$1M	$(48)M	$50M
Adjusted EBITDA (1) • Generated positive adjusted EBITDA and more than doubled margin(2) in Q3 2021 vs. Q2 2021	$72M	$15M	$129M

(1)
Adjusted EBITDA is a non-GAAP profit measure and is defined as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, intangible asset, and long-lived asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income.
(2)
Adjusted EBITDA margin is a non-GAAP profit measure and is defined as Adjusted EBITDA divided by Revenue.

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Letter to Shareholders

We are pleased with our Q3 results. As vaccination rates continued to increase and countries reopened, we saw solid recovery in our business, and our results improved meaningfully versus the second quarter. In addition to macro improvements in travel, our results also highlight the resilience of our diversified offerings, our strong operating leverage, and steady prudent cost management.

Total revenue of $303 million was 71% of Q3 2019 levels, reflecting a year-over-year increase of 101%, and a quarter-over-quarter increase of 29%. Net income (loss) improved $41 million versus Q2 2021 to $1 million. Adjusted EBITDA was $72 million, an improvement of $57 million year-over-year and $47 million quarter-over-quarter. Adjusted EBITDA margin improved to 24% from 10% a year ago and 11% last quarter.

The recent easing of travel restrictions in the U.S. and Europe continues to provide optimism for the recovery of leisure travel. In the last few months, governments in the U.S. and Europe have announced the removal of certain restrictions, which are expected to accelerate travel's recovery, both domestically and internationally. While all of this should be viewed positively, we would also note that the Delta variant did cause a modest step back in our recovery trajectory in September, which is reflective of the non-linear path we’ve seen so far this year.

In our key strategic initiatives, we made strong progress. As we’ll cover later in the letter, our Experiences revenue grew strongly quarter-over-quarter and as a percent of 2019 (pre-Covid-19 period), reflecting our focus and competitive position in this business. As we noted publicly last month, we have also made progress on the evolution of our Tripadvisor Plus subscription offering, and are currently testing our new Vacation Funds feature.

Q3 2021 Consolidated Financial Results

Revenue recovery broadened in Q3. Q3 2021 total revenue was $303 million, representing a year-over-year increase of 101% and a 29% increase versus Q2 2021, which is well beyond typical seasonality. At approximately 71% of 2019’s comparable period, Q3 2021 revenue performance improved by 15-percentage points versus Q2 2021, which performed at 56% of 2019’s comparable period.

Consolidated revenue in the months of July, August, and September for 2021 was approximately 71%, 74%, and 68%, respectively, of 2019’s comparable periods and exceeded all pandemic impacted months from last year.

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Q3 profitability and liquidity position highlights our strong operating leverage and continued prudent cost management. Q3 2021 consolidated net income turned positive to $1 million, up from a $48 million loss in Q3 2020, driven primarily by revenue improvement, partially offset by increased variable marketing expenses.

Q3 2021 Adjusted EBITDA was $72 million and improved by $57 million year-over-year, driven primarily by revenue improvement against our stable fixed cost base, partially offset by increased variable marketing expenses. We believe we have positioned the business for operating leverage as travel demand and our revenue recovers further.

Additionally, we maintained ample liquidity. We had $682 million of cash and cash equivalents as of September 30, 2021.

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Business Update

Monthly unique users improved in Q3 and were largely in line with our revenue recovery. Overall average monthly unique users on Tripadvisor-branded websites in Q3 were approximately 76% of 2019’s comparable period, up from approximately 70% in Q2, and 55% in Q1.

Average Monthly Unique Users as a Percentage of 2019's Comparable Period
(per Tripadvisor log files)
55%
70%
76%
Q1 2021
Q2 2021
Q3 2021

Monthly unique users were generally stable throughout the quarter. Strong traffic on our site remains a leading indicator of consumers’ desire to travel, which is why we are pleased to see these improving quarterly trends.

From a geographic perspective, we saw European monthly users as a percentage of 2019 catch up to the U.S. in Q3, with Rest-of-World still behind in the recovery.

Taking a look across business segments, we continued to see signs of a broad return to travel during the quarter.

Hotel, Media & Platform (HM&P)

Revenue in our HM&P segment was $172 million, reflecting year over year growth of 115%. As a percent of 2019 revenue levels, HM&P reached 72%, an increase from 61% in Q2 and 35% in Q1.

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Within the quarter, monthly revenue progression for July, August and September was approximately 73%, 75%, and 69%, respectively.

•
Total hotel auction revenue as a percent of 2019 levels increased in Q3, to 76% of 2019 levels. Geographically, U.S. hotel metasearch auction revenue exceeded 2019 levels despite a modest stepback in September which we attribute to the Delta variant. In Europe, auction revenue in Q3 increased significantly to 66% of 2019 revenue, a sequential increase of almost 30 points.

•
The remaining revenue within Tripadvisor-branded hotels (Hotel B2B services) also improved vs Q2, but lagged the pace of recovery in the hotel auction.

•
In Tripadvisor-branded display and platform, revenue as a percentage of 2019 levels reached 71% of 2019 levels in Q3, up from 58% in Q2 and 37% in Q1.

Experiences & Dining (E&D)

Revenue in our E&D segment was $114 million, reflecting year over year growth of 115%. As a percent of 2019 levels, we demonstrably exceeded internal expectations by reaching 81% of 2019 revenue in Q3.

Experiences

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Experiences revenue reached 75% of 2019 levels during Q3. This was led by the Viator point of sale, which roared back to approximately 100% of 2019 revenue levels. In October, we saw further improvement on all Experiences points of sale, delivering combined booking levels that now exceed 2019.

We are very pleased with the progress we are making in our Experiences business this year, as we take full advantage of recovering markets and of our strong competitive position. This year, we have successfully adapted to a market that skews more domestic and more mobile by honing our offering accordingly. Given our historically strong position for booking Experiences for international trips, we are optimistic that the projected upcoming growth in international travel will further propel growth in our Experiences business.

We also continued to improve our merchandising this quarter, raising our on-site conversion consistently. We are also testing, with excellent results so far, a new option for suppliers called Accelerate, which improves a client’s visibility on our site to help drive incremental bookings. Additionally, new customer acquisition remains a top priority in the travel recovery. To that effect we continued to lean into paid traffic acquisition, at a positive ROI based on our demonstrated lifetime value, while improving our performance of free channels and repeat usage.

Dining

Our Dining revenue improved significantly in Q3, exceeding 90% of 2019 levels as restaurants in most of the European countries re-opened for in-restaurant dining, a significant uptick from Q2 levels. We are heartened by the return in restaurant activity, as well as the continued evolution of our offerings. For example, we are seeing good uptake on TheFork Pay, which offers our diners the ability to pay via the app in participating restaurants. We are also excited about our new gift card offer, although it is in early stages. We see excellent opportunities for further improvement in this business as travel and dining return to normal.

As we look forward to 2022 for this segment, we are more convinced than ever that we have a significant value creation opportunity for our Viator and TheFork businesses. We continue to see an attractive growth profile, market opportunity, and competitive strength, and we are considering options to better crystallize their inherent value.

Tripadvisor Plus

We remain tremendously excited about our new product category of travel subscriptions, and our first offering, Tripadvisor Plus. Since our original rollout in June, we’ve continued to iterate the offering, working to deliver value to both consumers and partners. As we announced in September, we are currently beta testing an iteration that moves from an instant savings model to one that enables travelers to earn cash, called Vacation Funds, that are available for the traveler the day after hotel check-in or tour/activity completion. Travelers can easily transfer these dollars to their bank account, or online wallet, or save them to spend on Tripadvisor on the current or a future trip.

Our continued iterations are reflective of our consumer-focused approach. Since its original roll-out, we’ve talked to travelers, partner hotels, and other service providers to create an enhanced offering that drives clear value for everyone. Working with hotels and addressing their considerations, such as their existing rate parity agreements, helps add significant supply to our offering, thereby giving travelers more choice and more opportunities to save. And for travelers coming to our site, removing the paywall to see savings on hotels allows us to present the program’s benefits to everyone, not just subscribers to the program.

With the hundreds of millions of users coming to our site, we have a unique opportunity to leverage our reach, and we continue to believe in the potential significant revenue opportunity and value that Tripadvisor Plus provides to travelers.

Outlook

(As a reminder, we endeavor to be as accurate as possible with our forward-looking commentary; however, a number of factors outside of our control can limit our visibility into future financial performance and can cause our results to vary materially from our current expectations.)

We are encouraged by the ongoing recovery trends in travel and the resilience of our business during 2021. We continue to believe leisure travel’s eventual full recovery will be characterized by consumers feeling safe and confident to travel, and there has been notable progress on this front in 2021.

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As we finish out the year, we expect our overall Q4 revenue and profit to be impacted by a typical seasonal step down versus Q3. So far in the current quarter, we see some positive pockets in the business. We estimate at this time that revenue levels as a percent of 2019 in October will reflect a modest improvement from September and, in particular, continued improvement in a return to 2019 levels in our Experiences and Dining segment. However, the pandemic-related challenges continue to add near-term uncertainty to the speed of our recovery, and we therefore remain cautious in our near-term outlook, not anticipating our Q4 revenue as a percent of 2019 to show a meaningful improvement versus Q3.

As we think about next year, we are optimistic about further travel recovery. We expect additional improvement as vaccination levels increase, countries reopen, and the leisure travel recovery broadens. We are also very optimistic about our priority focus areas, specifically travel subscriptions and our Experiences and Dining businesses. The growth, market opportunity, and our competitive position in travel is clear. As such, we will focus on how best to invest in teams and initiatives that we believe will drive long term customer and partner satisfaction, thereby enhancing our leading position in the travel ecosystem.

Finally in closing, today we announced that Steve Kaufer, co-founder and CEO of Tripadvisor, will step down in 2022 after 20+ years with the company. Steve will continue to lead the company until a successor is found. For additional details, please refer to the press release dated November 8, 2021.

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Earnings Webcast

Tripadvisor management will host a conference call to discuss results as well as forward-looking information at 8:30 a.m. ET on November 9, 2021. The link to the live webcast, as well as the audio replay, will be made available on Tripadvisor’s Investor Relations website at http://ir.tripadvisor.com.

A replay of the conference call will be available on the same website. A telephonic replay will be available for two weeks following the call at (855) 859-2056; passcode 9957637.

Investor relations contact

ir@tripadvisor.com

Media contact

uspr@tripadvisor.com

Forward-Looking Statements

These prepared remarks contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The following words, when used, are intended to identify forward-looking statements: “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “target,” “should,” “will,” and similar expressions which do not relate solely to historical matters. We caution investors that any forward-looking statements in these prepared remarks, or which management may make orally or in writing from time to time, are based on management’s beliefs and on assumptions made by, and information currently available to, management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements are more fully described in Part I. Item 1A. "Risk Factors" of our Annual Report on Form 10-K. Moreover, we operate in a rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We caution you that, while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted

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by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investors should also refer to our quarterly reports on Form 10-Q for future periods and current reports on Form 8-K as we file them with the SEC and to other materials we may furnish to the public from time to time through current reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

Use of Non-GAAP Financial Measures

These prepared remarks may include references to non-GAAP measures, such as consolidated adjusted EBITDA (including forecasted adjusted EBITDA), consolidated adjusted EBITDA margin, free cash flow, and constant currency measurements, such as, non-GAAP revenue before effects of foreign exchange, and adjusted EBITDA before effects of foreign exchange, which are considered non-GAAP financial measures as they are not prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We encourage investors to review our earnings press release as it contains important information about our financial results, including tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations and other related information about these non-GAAP financial measures. We have not reconciled consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

The earnings press release in addition to other supplemental financial information is available on the Investor Relations section of our website at http://ir.tripadvisor.com/. The earnings press release is also included as Exhibit 99.1 to our Current Report on Form 8-K as furnished to the SEC on November 9, 2021, which is available on the Investor Relations section of our website at http://ir.tripadvisor.com/ and the SEC’s website at www.sec.gov.

Key Business Metrics

We review a number of metrics, including unique visitors, hotel shoppers, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our active users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity. We regularly review our process and may adjust how we calculate our internal metrics to improve their accuracy.

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